Exhibit 10.13

[LOGO] China Finance Inc.

                              EMPLOYMENT AGREEMENT

      This AGREEMENT, entered into this 17th day of March, 2005, between China Finance, Inc., a Utah corporation (the "Company"), and Sabrina Guo (the "Employee"),

                                WITNESSETH THAT:

      WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the employment of the Employee by the Company;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Employee as follows:

      1. Position; Employment Period

      The Company hereby employs the Employee, previously as Vice President of China Finance, Inc., as its Secretary/ Director, and the Employee hereby agrees to serve in such capacity, for the period beginning March 17, 2005, and ending on the date on which the Employee's employment is terminated in accordance with paragraph 7 below (the "Employment Period").

      2. Performance of Duties

      (a) The Employee agrees that during the Employment Period he shall devote his full business time to the business affairs of the Company and shall perform his duties faithfully and efficiently subject to the direction of the Board of the Company; provided that the foregoing shall not limit or prevent the Employee from serving on the board of directors of charitable organizations or other business corporations not in competition with the Company.

      (b) The Employee shall not be assigned duties and responsibilities that are not generally within the scope and character associated or required of other employees of similar rank and position. You shall perform services at China Finance, Inc.'s offices at 111 Pavonia Avenue, Suite #615, Jersey City, NJ 07310 or at such other location as China Finance, Inc. shall determine. In addition, you shall be available to travel at such times and to such places as may be necessary in connection with the performance of your duties.

      3. Compensation

      Subject to the following provisions of this Agreement, during the Employment Period the Employee shall be compensated for his services as follows:

      (a) She shall receive an annual salary; payable in monthly or more frequent installments, in an amount which shall initially be $ 48,000 per annum, subject to such increases as may from time to time be determined by the Board of the Company. She will be entitled to medical insurance plans which China Finance, Inc. provides or may establish for its U.S. employees.

      (b) She shall be entitled to paid holidays on such work dates as are considered federal public holidays.

      4. Competing Businesses

      During the period of her employment under this Agreement, the Employee shall not be employed by or otherwise engage in or be interested in any business in competition with the Company, or with any of its subsidiaries or affiliates, except that the Employee's investment in any such business shall not be considered a violation of this paragraph if such business is not in competition with the Company.

      5. Confidentiality

      During and after the Employment Period, the Employee will not divulge or appropriate to her own use or to the use of others, in competition with the Company, any secret or confidential information or knowledge pertaining to the business of the Company, or of any of its subsidiaries, obtained by her in any way while she was employed by the Company or by any of its subsidiaries. In connection with the employment, the Employee shall execute and deliver China Finance, Inc.'s standard form of Nondisclosure, Nonsolicitation and Noncompetition Agreement (the "Noncompetition Agreement").

      6. Remedies

      If at any time the Employee violates to a material extent any of the covenants or agreements set forth in paragraphs 4 and 5, the Company shall have the right to terminate all of its obligations to make further payments under this Agreement. The Employee acknowledges that the Company would be irreparably injured by a violation of paragraph 4 or 5 and agrees that the Company shall be entitled to an injunction restraining the Employee from any actual or threatened breach of paragraph 4 or 5 or to any other appropriate equitable remedy without any bond or other security being required.

      7. Amendment and Termination

      This Agreement may be amended or cancelled by mutual agreement of the parties without the consent of any other person and, so long as the Employee lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof The Employment Period shall terminate as of the earliest of:

      (a) 03/16/2006;

      (b) the last day of the month in which the date of the Employee's death occurs; or the date on which the Company gives notice to the Employee if such termination is for Cause.

      (c) For purposes of this Agreement, Termination for Cause means the Company's termination of the employment for any of the following reasons: (i) Employee's commission of any act of fraud, embezzlement or dishonesty, (ii) Employee's unauthorized use or disclosure of any confidential information or trade secrets of the Company, (iii) any intentional misconduct by the Employee which has a materially adverse effect upon the Company's business or reputation,
(iv) Employee's continued failure to perform the major duties, functions and responsibilities of the Employee's position after written notice from the Company identifying the deficiencies in the Employee's performance and a reasonable cure period of not less than thirty (30) days or (v) a material breach of Employee's fiduciary duties as an officer of the Company.

      (d) Should the employment with the Company terminate by reason of an Involuntary Termination, the Employee will not be entitled to any other compensation or benefits.

      (e) For purposes of this Agreement, Involuntary Termination means (i) the involuntary termination of your employment with the Company other than a Termination for Cause or (ii) your voluntary resignation or (iii) a change in the control or ownership of the Company.


      8. Notices

      Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the Company at its principal executive offices or to the Employee at the last address filed by her in writing with the Company, as the case may be.

      9. Non-Assignment

      The interests of the Employee under this Agreement are not subject to the claims of her creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered.

      10. Successors

      This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

      11. Applicable Law

      The provisions of this Agreement shall be construed in accordance with the laws of the State of New Jersey.

      12. Counterparts

      The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

      IN WITNESS WHEREOF, the Employee has hereunto set her hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

/s/ Sabrina Guo
-----------------------------------------
Sabrina Guo



China Finance, Inc.


By: /s/ Zhiyong Xu
   ---------------------------------------
Its: Chief Executive Officer



          NONCOMPETITION, NONSOLICITATION AND NONDISCLOSURE AGREEMENT


                                                         March 17, 2005

Sabrina Guo
Sabrina_lguo@hotmail.com

Dear Ms. Sabrina GUO:

      In connection with the employment, you hereby covenant and agree to the following.

      1. Noncompetition; Nonsolicitation.


We have discussed, and you recognize and acknowledge the competitive and proprietary aspects of CHINA FINANCE, INC.'s business. You acknowledge that a business will be deemed competitive with CHINA FINANCE, INC. if it provides or offers any service or product which is the same as or substantially similar to a service or product which is provided or offered by CHINA FINANCE, INC. at any time during the period which you are employed or retained by CHINA FINANCE, INC. (such period, the "Period of Association") or at any time during the 3 months immediately following the termination of the Period of Association (such 3-month period, the "Restrictive Period").

      (a) You agree that, during the Period of Association and during the Restrictive Period, you will not, without the prior written consent of CHINA FINANCE, INC. (which consent shall be given by CHINA FINANCE, INC.'s chief executive officer if at all), you shall not, directly or indirectly, alone or as an employee, agent, servant, owner, partner, member, officer, director, consultant, independent contractor, representative, joint venturer, stockholder or in any other capacity, own, manage, operate or control, or be concerned with or connected to or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business which is competitive with the business of CHINA FINANCE, INC. (any such activity, a "Restricted Activity"), anywhere within any state in the United States or any foreign country or territory in which CHINA FINANCE, INC. is operating during the Period of Association or at the time of the commencement of the Restrictive Period, except, that your ownership of not more than one percent of the outstanding shares of capital stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq National Market shall not be deemed, in and of itself, to violate the prohibitions of this Section 1(b).

      (b) You agree that, during the Period of Association and during the Restrictive Period, you will not, without the prior written consent of CHINA FINANCE, INC. (which consent shall be given by CHINA FINANCE, INC.'s chief executive officer if at all), you shall not, directly or indirectly, (i) entice, solicit or encourage any Company employee or consultant to leave the service of CHINA FINANCE, INC. for any reason, or (ii) employ or retain (or be involved in the employment or retention of) any Company employee or consultant while any such person is providing services to CHINA FINANCE, INC. or within 12 months after any such person ceases providing services to CHINA FINANCE, INC. You further agree that, during the Period of Association and during the Restrictive Period, you shall not, directly or indirectly, contact or solicit (or attempt to contact or solicit) any person or entity that was a customer of CHINA FINANCE, INC. at any time during the Period of Association or induce or encourage any such customer or other person with whom CHINA FINANCE, INC. has a business relationship to terminate or alter such relationship.

      (c) You agree that, during the Period of Association and during the Restrictive Period, you will not, without the prior written consent of CHINA FINANCE, INC. (which consent shall be given by CHINA FINANCE, INC.'s chief executive officer if at all), you shall not, directly or indirectly, interfere with, or attempt to interfere with, the relations between CHINA FINANCE, INC. and any vendor or supplier to CHINA FINANCE, INC.

      (d) You further recognize and acknowledge that (i) the types of employment which are prohibited by this Section 1 are narrow and reasonable in relation to the skills which represent your principal salable asset both to CHINA FINANCE, INC. and to prospective employers, and (ii) the time period and the specific but broad geographical scope of the provisions of this Section 1 are reasonable, legitimate and fair to you in light of CHINA FINANCE, INC.'s need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make CHINA FINANCE, INC.'s business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

      2. Nondisclosure.

      (a) You acknowledge that, during the Period of Association, you will have access to and knowledge of CHINA FINANCE, INC.'s Confidential Information (as defined below) and that CHINA FINANCE, INC. may provide you with unique and specialized training. You also acknowledge that such Confidential Information and such training have been developed and will be developed by CHINA FINANCE, INC. through the expenditure by CHINA FINANCE, INC. of substantial time, effort and money and that all such Confidential Information and training could be used by you to compete with CHINA FINANCE, INC. Further, during the Period of Association you may be introduced to customers, suppliers and others with important relationships to CHINA FINANCE, INC. You acknowledge that any and all "goodwill" created through such introductions belongs exclusively to CHINA FINANCE, INC., including, without limitation, any goodwill created as a result of direct or indirect contacts or relationships between you and any customers or suppliers of CHINA FINANCE, INC.

      (b) You covenant and agree that all Confidential Information is and shall remain the sole property of CHINA FINANCE, INC. and that you will at all times (both during the Period of Association and at all times thereafter) hold it in strictest confidence, and will not, without the prior written consent of CHINA FINANCE, INC. (which consent shall be given by CHINA FINANCE, INC.'s chief executive officer if at all) disclose to any business, firm, entity or person, either directly or indirectly, any of the Confidential Information, except as may be required in connection with the rendering of services during the Period of Association. In the event that you are questioned by anyone not employed or retained by CHINA FINANCE, INC. or by an employee of or consultant to CHINA FINANCE, INC. not authorized to receive Confidential Information, in regard to any Confidential Information or concerning any fact or circumstance relating thereto, you will promptly notify CHINA FINANCE, INC.'s chief executive officer. Upon the termination of the Period of Association or if CHINA FINANCE, INC. otherwise requests, you will return to CHINA FINANCE, INC. all tangible Confidential Information and any copies thereof which are in your possession (regardless of how such Confidential Information or copies are maintained). The terms of this Section 2 are in addition to, and not in lieu of any statutory or other contractual or legal obligations that you may have relating to the protection of CHINA FINANCE, INC.'s Confidential Information.

      (c) For purposes of this agreement, "Confidential Information" means confidential and proprietary information of CHINA FINANCE, INC., whether in written, oral, electronic or other form (including, but not limited to, models, software and computer outputs), including, but not limited to, information and facts concerning business plans, existing or future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions, technology, product information, personnel information, operating procedures, marketing information, profit and loss information, gross profit margins, selling strategies, job histories, seasonality, staffing practices, pay rates, contract terms, supplier information, investors, hiring trends and needs and any other technical, trade or business secret of CHINA FINANCE, INC. or of any third party provided to you or CHINA FINANCE, INC. under a condition of confidentiality, provided that Confidential Information will not include information that is in the public domain other than through any fault or act by you. The term "trade or business secret," as used in this agreement, will be given its broadest possible interpretation under applicable law and will include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records a secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.

      3. Matters Relating to Intellectual Property.

      (a) You agree that (i) all work product, ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, processes, computer programs, graphics, pictorial representations, user interfaces, functional specifications, reports, spreadsheets, presentations, analyses and formulae (collectively, "Inventions") which may be used in the business of CHINA FINANCE, INC., whether or not patentable or copyrightable, which you may conceive, reduce to practice or develop during the Period of Association (and, if based on or related to any Confidential Information, within two years after termination of the Period of Association), either alone or in collaboration with another or others, whether during or out of regular business hours of CHINA FINANCE, INC., whether or not on CHINA FINANCE, INC.'s premises or with the use of its equipment, and whether at the request or upon the suggestion of CHINA FINANCE, INC., or otherwise, will be the sole and exclusive property of CHINA FINANCE, INC., and (ii) you will not publish or disclose to a third party, either orally or in writing, any of the foregoing Inventions without the prior written consent of CHINA FINANCE, INC. Without limiting the foregoing, you also acknowledge that all original works of authorship which are made by you (solely or jointly with others) during the Period of Association which relate to the business of CHINA FINANCE, INC. and which are protectable by copyright are "works made for hire" pursuant to the United States Copyright Act (17 U.S.C. Section 101). You hereby assign to CHINA FINANCE, INC. all of your right, title and interest in and to all of the foregoing. You further represent that, to the best of your knowledge and belief, none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that you will use your best efforts to prevent any such violation.

      (b) At any time during the Period of Association and at any time thereafter, you will fully cooperate with CHINA FINANCE, INC. and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect CHINA FINANCE, INC.'s rights in and to any of such Inventions, including, but not limited to, (i) assisting, cooperating and/or joining in any controversy or legal or administrative proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that CHINA FINANCE, INC. will bear the expenses of such controversies or proceedings, (ii) executing and delivering to CHINA FINANCE, INC., without additional compensation, all documents (including US and foreign patent applications) for assigning, securing, protecting or registering all property rights in such Inventions, and (iii) maintaining, or assisting in the maintenance of, such records as will show the conception, development, reduction to practice and operation of all Inventions.

      (c) Unless so requested by CHINA FINANCE, INC. or otherwise permitted in writing by CHINA FINANCE, INC. (which writing shall be signed by CHINA FINANCE, INC.'s chief executive officer), you will not apply for any patent or copyright, whether domestic or foreign, on any Invention. Notwithstanding the foregoing, any patent or other legal right so issued to you personally will be assigned by you to CHINA FINANCE, INC. without charge by you.

      (d) With respect to any Inventions, and work of any similar nature (from any source), whenever created, which you have not prepared or originated during the Period of Association, but which you provide to CHINA FINANCE, INC. or incorporate in any Company product or system, you hereby grant to CHINA FINANCE, INC. a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions. You will not include in any Inventions you deliver to CHINA FINANCE, INC. or use on its behalf, without the prior written approval of CHINA FINANCE, INC. (which approval shall be signed by CHINA FINANCE, INC.'s chief executive officer), any material which is or will be patented, copyrighted or trademarked by you or others unless you provide CHINA FINANCE, INC. with the written permission of the holder of any such patent, copyright or trademark for CHINA FINANCE, INC. to use such material in a manner consistent with then-current Company policy.

      (e) Listed below are any and all Inventions in which you claim or intend to claim any right, title and interest (collectively, "Prior Inventions"), including, without limitation, patent, copyright and trademark interests, which to the best of your knowledge will be or may be delivered to CHINA FINANCE, INC.

in the course of your membership with, employment or retention by, or services to CHINA FINANCE, INC., or incorporated into any Company product or system. You acknowledge that your obligation to disclose such information is ongoing while you are employed hereunder.

            Prior Inventions (attach additional page if you need more room):
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      (f) By signing below, you irrevocably constitute and appoint CHINA
FINANCE, INC., with full power of substitution, to be your true and lawful attorney, in your name, place and stead, to execute, acknowledge, swear to and file all instruments, conveyances, certificates, agreements and other documents, and to take any action which will be necessary appropriate or desirable to effectuate the provisions of this Section 3. The powers of attorney granted herein will be deemed to be coupled with an interest and will be irrevocable and survive the occurrence of your death, disability or bankruptcy.

      4. Miscellaneous.

      (a) You will provide, and CHINA FINANCE, INC., in its discretion, may similarly provide, a copy of the acknowledgements, agreements and covenants contained in Sections 3, 4 and 5 above to any business or enterprise which you may, directly or indirectly, own, manage, operate, finance, join, control or in which you may participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

      (b) You agree that a breach of this agreement by you will cause irreparable damage to CHINA FINANCE, INC. for which monetary damages would not be adequate and that, in the event of such breach, CHINA FINANCE, INC. shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of your obligations hereunder.

      (c) You understand that this agreement does not create an obligation on CHINA FINANCE, INC. or any other person or entity to continue your Period of Association.

      (d) The term "Company" shall include China Finance, Incorporated and any of its present or future parent companies, subsidiaries, subdivisions or affiliates. CHINA FINANCE, INC. may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of CHINA FINANCE, INC.'s business or that aspect of CHINA FINANCE, INC.'s business in which you are principally involved or to any parent, subsidiary or affiliate of CHINA FINANCE, INC. and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. You may not assign your rights and obligations under this agreement without the prior written consent of CHINA FINANCE, INC. and any such attempted assignment by you without the prior written consent of CHINA FINANCE, INC. will be void. Any assignment in contravention of this Section 4(d) shall be null and void.

      (e) You agree that this agreement is necessary and reasonable to protect CHINA FINANCE, INC.'s business interests, Confidential Information and goodwill. You further acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this agreement, and that you have had the opportunity to consult with counsel of your own choosing regarding such terms. You further acknowledge that you fully understand the terms of this agreement and have voluntarily executed this agreement.

      (f) All notices, requests, consents and other communications hereunder which are required to be provided, or which the sender elects to provide, in writing, will be addressed, if to you at your address set forth above, and if to CHINA FINANCE, INC., at its offices at 111 Pavonia Avenue, Suite #615, Jersey City, NJ 07310, or in either case, to such other address as either party may designate by notice hereunder, and will be either (i) delivered by hand, (ii) sent by overnight courier, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by confirmed facsimile or other electronic transmission. All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service,
(iii) if sent by registered or certified mail, on the third business day following the day such mailing is made, or (iv) if sent by facsimile or other electronic transmission, at the time of confirmation of such delivery if sent on a business day during normal business hours of the recipient and otherwise on the next business day.

      (g) This agreement, together with any services, consulting or employment agreement between you and CHINA FINANCE, INC., if any, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this agreement (or such other services, consulting or employment agreement, if any) will affect, or be used to interpret, change or restrict, the express terms and provisions of this agreement.

      (h) The terms and provisions of this agreement may be modified or amended only by written agreement executed by the parties hereto.

      (i) The terms and provisions of this agreement may be waived, or consent for the departure there from granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

      (j) Subject to Section 4(d), all statements, representations, warranties, covenants and agreements in this agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this agreement will be construed to create any rights or obligations except between CHINA FINANCE, INC. and you, and no other person will be regarded as a third-party beneficiary of this agreement.

      (k) This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of California, without giving effect to the conflict of law principles thereof. Any legal action or proceeding with respect to this agreement will be brought in a federal or state court of competent subject matter jurisdiction sitting in New Jersey. By execution and delivery of this agreement, each of the parties hereto, expressly and irrevocably (i) consents and submits to the exclusive personal jurisdiction of any such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in
Section 4(f) hereof; and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non convenience or any similar basis.

      (l) ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF YOU AND CHINA FINANCE, INC. WAIVE ANY RIGHT TO A JURY TRIAL THEREOF.

      (m) The parties intend this agreement to be enforced as written. However, if any portion or provision of this agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this agreement will be valid and enforceable to the fullest extent permitted by law.

      (n) The headings and captions of the various subdivisions of this agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

      (o) No failure or delay by a party hereto in exercising any right, power or remedy under this agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

      (p) This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


      Kindly acknowledge your acceptance of this agreement by signing this agreement where indicated and returning it to the undersigned.


                                          CHINA FINANCE, INC.


                                          By:/s/ Zhiyong Xu
                                             ------------------------------
                                             Chief Executive Officer

Agreed and Accepted:
--------------------


Name: Sabrina Guo


Signature:/s/ Sabrina Guo
          ----------------------

Date:
     ---------------------------